                                                             Exhibit 99.4


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 2000

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


        ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
       (For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
                           and its Subsidiaries)


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1. Plan is subject to ERISA, see Item 4 for required information.

Item 2. Plan is subject to ERISA, see Item 4 for required information.

Item 3. Plan is subject to ERISA, see Item 4 for required information.

Item 4. Financial Statements and Exhibits
        ---------------------------------

    (a) Financial Statements<F*>:

        Report of Independent Accountant

        Statement of Net Assets Available for Benefits

        Statement of Changes in Net Assets Available for Benefits

        Notes to Financial Statements

        Anheuser-Busch Companies, Inc. Defined Contribution Master Trust Statements of Net Assets Available for Benefits with Fund Information and Statements of Changes in Net Assets Available for Benefits with Fund Information (Appendix A)


    (b) Exhibits:

        None


[FN]
        <F*>Schedules required by 29 CFR 2520.103-10 of the Department of
        Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                             ANHEUSER-BUSCH DEFERRED INCOME STOCK
                             PURCHASE AND SAVINGS PLAN (FOR CERTAIN
                             HOURLY EMPLOYEES OF ANHEUSER-BUSCH
                             COMPANIES, INC. AND ITS SUBSIDIARIES)





                             By:         JOBETH G. BROWN
                                 ---------------------------------------
                                         JoBeth G. Brown
                                         Committee Member


Dated: September 25, 2000

[PRICEWATERHOUSECOOPERS LOGO]

                                                   PricewaterhouseCoopers LLP
                                                   800 Market Street
                                                   St. Louis, MO 63101
                                                   Telephone (314) 206 8500




                       REPORT OF INDEPENDENT ACCOUNTANT


To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan (For Certain Hourly
Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)



In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries), at March 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP


July 28, 2000

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2000 AND 1999
---------------------------------------------------------------------------------
                                                        MARCH 31,
                                                  2000             1999
ASSETS
Contributions receivable:
   Participants                               $   105,707      $        --
   Employer                                       878,210          209,120
                                              -----------      -----------

                                                  983,917          209,120
                                              -----------      -----------

Interest in Master Trust                       43,050,762       46,974,474

      Total assets                             44,034,679       47,183,594
                                              -----------      -----------
LIABILITIES

      Total liabilities                                --               --
                                              -----------      -----------

   Net assets available for benefits          $44,034,679      $47,183,594
                                              ===========      ===========


  The accompanying notes are an integral part of these financial statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------------------------
                                                                        YEAR ENDED
                                                                        MARCH 31,
                                                                 2000              1999
Additions to net assets attributed to:
   Contributions:
      Participants                                           $ 3,078,372       $ 2,753,757
      Employer                                                 2,592,169         1,774,723
                                                             -----------       -----------

         Total contributions                                   5,670,541         4,528,480

   Investment income:
      Interest                                                   294,232           241,023
      Net realized and unrealized (depreciation)
        appreciation in fair value of investments             (6,363,211)       16,621,699
                                                             -----------       -----------

         Total additions (deductions)                           (398,438)       21,391,202
                                                             -----------       -----------

Deductions from net assets attributed to:
   Distributions to participants                               2,484,791         3,379,167
                                                             -----------       -----------

Net transfers out                                               (265,686)       (2,504,426)
                                                             -----------       -----------

Net (decrease) increase                                       (3,148,915)       15,507,609

Net assets available for benefits:
   Beginning of year                                          47,183,594        31,675,985
                                                             -----------       -----------

   End of year                                               $44,034,679       $47,183,594
                                                             ===========       ===========


  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000 AND 1999
------------------------------------------------------------------------------

1.    DESCRIPTION OF THE PLAN

      GENERAL
      The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) (the Plan) was established as a result of an amendment to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan for salaried employees which was effective April 1, 1992. The following is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

      PLAN ADMINISTRATION
      The Plan's named fiduciaries are Anheuser-Busch Companies, Inc. (the Company), as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

      Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in Company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options and the decrease in the vesting period from three years to two years.

      PLAN PARTICIPATION
      The Plan covers eligible hourly employees of certain subsidiaries of the Company which include: Boardwalk and Baseball, Inc.; Busch Entertainment Corporation; Busch Properties of Florida, Inc.; Sea World, Inc.; Sea World of Florida, Inc.; and Sea World of Texas, Inc. Each hourly employee (other than employees covered by a collective bargaining agreement) of the above subsidiaries is eligible to participate in the Plan after completing one year of service, in which 1,000 hours of service are completed. Participation by eligible employees is voluntary.

      CONTRIBUTIONS
      A participant may make matched or unmatched contributions. Both matched and unmatched contributions may be before-tax or after-tax. A participant may contribute from 1% to 6% of their base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 2% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of their base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000 AND 1999
------------------------------------------------------------------------------

      subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount determined annually based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 100% of the aggregate participant contributions.

      The Company may also be required to make a Supplemental Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental Contributions are payable within 180 days of the Plan's year end and are allocated to participants who have account balances as of the end of the Plan year. For the years ended March 31, 2000 and 1999, a Supplemental Contribution of $817,718 and $209,120 was required, respectively.

      Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1990 vest immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after two years of service. Company contributions also vest upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change in control" of the Company as defined by the Plan. Forfeitures of nonvested balances reduce future employer contributions. There were $4,101 and $3,349 in forfeitures during the years ended March 31, 2000 and 1999, respectively.

      INVESTMENTS
      The Trustee maintains an Anheuser-Busch Companies, Inc. Stock Fund, an Earthgrains Company Stock Fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Index Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contribution and all of the unmatched contributions in increments of 1% into any fund established under the Plan. Earnings are reinvested in the fund to which they relate.

      Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the stock purchase and savings plans sponsored by the Company. On September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund, into a single Master Trust.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000 AND 1999
------------------------------------------------------------------------------

      DISTRIBUTIONS
      The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of their account and the part of the Company contribution portion of their account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares, while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

      PARTICIPANT LOANS
      A participant may borrow from Before-Tax and/or After-Tax vested account balances subject to certain conditions. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate is set quarterly at prime plus one percentage point at the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

      PLAN EXPENSES
      Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are paid by the participating employers.

      PLAN TERMINATION
      The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of the Employee Retirement Income Securities Act (ERISA). Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING
      The Plan's financial statements are prepared on the accrual basis of accounting.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000 AND 1999
------------------------------------------------------------------------------

      date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

      INVESTMENT VALUATION
      Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31 each year. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the Trustee. Participant loans are valued at cost which approximates fair value.

      Investment securities are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term could materially affect the amounts reported in the Statement of Net Assets Available for Benefits.

      SECURITY TRANSACTIONS AND INVESTMENT INCOME
      Investment purchases and sales, and related realized gains or losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation/depreciation in fair value of investments is comprised of the change in market value from the beginning to the end of the Plan year for investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

      ALLOCATION OF ASSETS
      The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

      DISTRIBUTIONS TO PARTICIPANTS
      Distributions are recorded when paid.

      RECLASSIFICATIONS
      Certain items in the 1999 financial statements have been reclassified to conform with the 2000 presentation.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000 AND 1999
------------------------------------------------------------------------------

3.    INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION
      MASTER TRUST

      Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan transferred it's investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. Effective March 26, 1996 the Earthgrains Company, Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A.

      At March 31, 2000 and 1999, the Plan's interest in the net assets of the Master Trust was approximately 2%.

      The following table presents the fair value of investments for the Master Trust:

                                                        MARCH 31,
                                                 2000              1999
      Investments at fair value:
        Anheuser-Busch common stock<F*>     $2,117,179,454    $2,690,248,415
        Short-term fixed income                 18,158,341        22,336,551
        Medium-term fixed income                34,310,091        45,376,432
        Equity index<F*>                       312,617,971       302,006,045
        Managed balanced                        23,492,650        23,560,824
        Index balanced                          24,615,260        26,361,477
        Participant loans                       89,214,927        87,168,848
        Earthgrains Company common stock        16,821,396        29,552,524
                                            --------------    --------------
                                            $2,636,410,090    $3,226,611,116
                                            ==============    ==============

      <F*>  Represents more than 5% of net assets available for benefits.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000 AND 1999
------------------------------------------------------------------------------

      Investment income for the Master Trust is as follows:

                                                  YEAR ENDED MARCH 31,
                                                 2000              1999
      Net appreciation (depreciation) in
        fair value of investments:
        Anheuser-Busch common stock         $(475,135,162)    $1,048,963,294
        Short-term fixed income                  (152,262)         1,148,887
        Medium-term fixed income               (1,070,485)           114,341
        Equity index                           44,964,482         45,686,098
        Managed balanced                        3,215,041          2,004,553
        Index balanced                          2,167,089          3,289,062
        Earthgrains Company common stock       (8,416,585)         1,575,592
                                            -------------     --------------

                                             (434,427,882)     1,102,781,827
                                            -------------     --------------

      Interest                                 16,960,794         18,649,560
      Dividends                                40,311,360         39,115,247
                                            -------------     --------------

                                            $(377,155,728)    $1,160,546,634
                                            =============     ==============

      Further financial information for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 2000 and 1999 are included as Appendix A.

4.    FEDERAL INCOME TAX STATUS

      The Internal Revenue Service has determined and informed the Company by a letter dated January 30, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan Administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC.
AND ITS SUBSIDIARIES)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000 AND 1999
------------------------------------------------------------------------------

5.    BENEFIT OBLIGATIONS

      Benefit obligations for persons who have withdrawn from participation in the Plan are as follows:

                                                              MARCH 31,
                                                          2000         1999
      Anheuser-Busch Companies common stock fund       $192,080      $44,985
      Short-term fixed income fund                       29,272        1,008
      Medium-term fixed income fund                      10,704          417
      Equity index fund                                   2,753        1,372
      Managed balanced fund                               4,876           46
      Index balanced fund                                   227           46
      Earthgrains Company common stock fund               1,993          412
                                                       --------      -------
                                                       $241,905      $48,286
                                                       ========      =======

      In accordance with generally accepted accounting principles, these amounts are not reported as distributions payable in the accompanying financial statements. However, Department of Labor regulations require that these amounts be reported as liabilities on Form 5500.
      Accordingly, net assets available for benefits reported on Form 5500 are lower than that reflected in the financial statements by the above amounts.

6.    TRANSACTIONS WITH PARTIES-IN-INTEREST

      During the years ended March 31, 2000 and 1999, transactions with the Company included aggregate common stock purchases totaling $1,751,815 and $2,178,598, respectively and aggregate common stock sales totaling $73,625 and $451,914, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

      During the years ended March 31, 2000 and 1999, the Plan purchased and sold investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee. Transactions with the Fund included aggregate investment purchases totaling $1,463,890 and $2,086,523, respectively and aggregate investment sales totaling $1,552,778 and $1,961,043, respectively. These transactions are allowable party-in-interest transactions under Sections 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                   APPENDIX A
                                                                                                                PAGE 1 OF 4
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 2000
-----------------------------------------------------------------------------------------------------------------------------
                                        ANHEUSER-BUSCH         SHORT-TERM      MEDIUM-TERM         EQUITY          MANAGED
                                        COMPANIES, INC.       FIXED INCOME     FIXED INCOME        INDEX           BALANCED
                                          STOCK FUND              FUND             FUND             FUND             FUND
ASSETS
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>                $2,098,157,882       $        --      $        --     $         --      $        --
    Interest bearing cash                     19,021,572                --               --               --               --
    U.S. government securities                        --         4,311,292               --               --               --
    Corporate debt instruments                        --        10,651,050               --               --               --
    Insurance contracts                               --                --       34,310,091               --       23,492,650
    Interest in common/
     collective trusts                                --                --               --               --               --
    Loans to participants                             --                --               --               --               --
    Earthgrains Company, Inc.
     common stock                                     --                --               --               --               --
    Other investments<F*>                             --         3,195,999               --      312,617,971               --
                                          --------------       -----------      -----------     ------------      -----------
       Total investments                   2,117,179,454        18,158,341       34,310,091      312,617,971       23,492,650
                                          --------------       -----------      -----------     ------------      -----------

          Total assets                     2,117,179,454        18,158,341       34,310,091      312,617,971       23,492,650
                                          --------------       -----------      -----------     ------------      -----------
LIABILITIES
Notes payable                               (172,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------

          Total liabilities                 (172,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------

Net assets available for benefits         $1,944,979,454       $18,158,341      $34,310,091     $312,617,971      $23,492,650
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                            EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND             LOAN FUND       STOCK FUND             TOTAL
ASSETS
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>                    $        --        $        --       $        --       $2,098,157,882
    Interest bearing cash                              --                 --             3,751           19,025,323
    U.S. government securities                         --                 --                --            4,311,292
    Corporate debt instruments                         --                 --                --           10,651,050
    Insurance contracts                                --                 --                --           57,802,741
    Interest in common/
     collective trusts                         11,865,807                 --                --           11,865,807
    Loans to participants                              --         89,214,927                --           89,214,927
    Earthgrains Company, Inc.
     common stock                                      --                 --        16,781,172           16,781,172
    Other investments<F*>                      12,749,453                 --            36,473          328,599,896
                                              -----------        -----------       -----------       --------------

       Total investments                       24,615,260         89,214,927        16,821,396        2,636,410,090
                                              -----------        -----------       -----------       --------------

          Total assets                         24,615,260         89,214,927        16,821,396        2,636,410,090
                                              -----------        -----------       -----------       --------------
LIABILITIES
Notes payable                                          --                 --                --         (172,200,000)
                                              -----------        -----------       -----------       --------------

          Total liabilities                            --                 --                --         (172,200,000)
                                              -----------        -----------       -----------       --------------

Net assets available for benefits             $24,615,260        $89,214,927       $16,821,396       $2,464,210,090
                                              ===========        ===========       ===========       ==============

<F*> Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                   APPENDIX A
                                                                                                                PAGE 2 OF 4
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1999
-----------------------------------------------------------------------------------------------------------------------------
                                        ANHEUSER-BUSCH         SHORT-TERM      MEDIUM-TERM         EQUITY          MANAGED
                                        COMPANIES, INC.       FIXED INCOME     FIXED INCOME        INDEX           BALANCED
                                          STOCK FUND              FUND             FUND             FUND             FUND
ASSETS
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>                $2,673,153,056       $        --      $        --     $         --      $        --
    Interest bearing cash                     17,095,359                --               --               --               --
    U.S. government securities                        --         8,687,849       19,234,879               --               --
    Corporate debt instruments                        --        13,415,531       25,908,975               --               --
    Insurance contracts                               --                --               --               --       23,560,824
    Interest in common/
     collective trusts                                --                --               --               --               --
    Loans to participants                             --                --               --               --               --
    Earthgrains Company, Inc.
     common stock                                     --                --               --               --               --
    Other investments<F*>                             --           233,171          232,578      302,006,045               --
                                          --------------       -----------      -----------     ------------      -----------

       Total investments                   2,690,248,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------      -----------     ------------      -----------

          Total assets                     2,690,248,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------      -----------     ------------      -----------
LIABILITIES
Notes payable                               (210,500,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------

       Total liabilities                    (210,500,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------

Net assets available for benefits         $2,479,748,415       $22,336,551      $45,376,432     $302,006,045      $23,560,824
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                            EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND             LOAN FUND       STOCK FUND             TOTAL
ASSETS
Investments, at fair value:
    Anheuser-Busch Companies,
     Inc. Common Stock<F*>                    $        --        $        --       $        --       $2,673,153,056
    Interest bearing cash                              --                 --                41           17,095,400
    U.S. government securities                         --                 --                --           27,922,728
    Corporate debt instruments                         --                 --                --           39,324,506
    Insurance contracts                                --                 --                --           23,560,824
    Interest in common/
     collective trusts                         26,361,477                 --                --           26,361,477
    Loans to participants                              --         87,168,848                --           87,168,848
    Earthgrains Company, Inc.
     common stock                                      --                 --        29,477,579           29,477,579
    Other investments<F*>                              --                 --            74,904          302,546,698
                                              -----------        -----------       -----------       --------------

       Total investments                       26,361,477         87,168,848        29,552,524        3,226,611,116
                                              -----------        -----------       -----------       --------------

          Total assets                         26,361,477         87,168,848        29,552,524        3,226,611,116
                                              -----------        -----------       -----------       --------------
LIABILITIES
Notes payable                                          --                 --                --         (210,500,000)
                                              -----------        -----------       -----------       --------------

       Total liabilities                               --                 --                --         (210,500,000)
                                              -----------        -----------       -----------       --------------

Net assets available for benefits             $26,361,477        $87,168,848       $29,552,524       $3,016,111,116
                                              ===========        ===========       ===========       ==============

<F*> Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                   APPENDIX A
                                                                                                                PAGE 3 OF 4
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED MARCH 31, 2000
---------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH       SHORT-TERM      MEDIUM-TERM         EQUITY          MANAGED
                                          COMPANIES, INC.     FIXED INCOME     FIXED INCOME        INDEX           BALANCED
                                            STOCK FUND            FUND             FUND             FUND             FUND
Additions to net assets attributed to:
   Contributions:
      Participants                        $   56,713,153       $   872,836      $ 1,953,230     $ 15,430,838      $ 1,401,989
      Employer                                 1,875,698                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total contributions                  58,588,851           872,836        1,953,230       15,430,838        1,401,989

Investment income:
   Interest                                    2,178,020         1,151,033        1,681,010        4,560,507               --
   Dividends                                  40,081,760                --               --               --               --
   Net realized and unrealized
    appreciation (depreciation)
    in fair value of investments            (475,135,162)         (152,262)      (1,070,485)      44,964,482        3,215,041
                                          --------------       -----------      -----------     ------------      -----------

         Total additions                    (374,286,531)        1,871,607        2,563,755       64,955,827        4,617,030
                                          --------------       -----------      -----------     ------------      -----------

Deductions from net assets
    attributed to:
   Distributions to participants             189,895,233         6,424,286        4,175,506       25,748,533        1,912,599
   Interest expense                           17,366,250                --               --               --               --
   Administrative expenses                        38,459                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------

         Total deductions                    207,299,942         6,424,286        4,175,506       25,748,533        1,912,599
                                          --------------       -----------      -----------     ------------      -----------

Net transfers in (out)                        46,817,512           374,469       (9,454,590)     (28,595,368)      (2,772,605)
                                          --------------       -----------      -----------     ------------      -----------

Net increase (decrease)                     (534,768,961)       (4,178,210)     (11,066,341)      10,611,926          (68,174)

Net assets available for benefits:
   Beginning of year                       2,479,748,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------      -----------     ------------      -----------

   End of year                            $1,944,979,454       $18,158,341      $34,310,091     $312,617,971      $23,492,650
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                            EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND             LOAN FUND       STOCK FUND             TOTAL
Additions to net assets attributed to:
   Contributions:
      Participants                            $ 1,433,141        $        --      $         --       $   77,805,187
      Employer                                         --                 --                --            1,875,698
                                              -----------        -----------      ------------       --------------

         Total contributions                    1,433,141                 --                --           79,680,885

Investment income:
   Interest                                       193,363          7,196,680               181           16,960,794
   Dividends                                           --                 --           229,600           40,311,360
   Net realized and unrealized
    appreciation (depreciation)
    in fair value of investments                2,167,089                 --        (8,416,585)        (434,427,882)
                                              -----------        -----------      ------------       --------------

         Total additions                        3,793,593          7,196,680        (8,186,804)        (297,474,843)
                                              -----------        -----------      ------------       --------------
Deductions from net assets
  attributed to:
   Distributions to participants                2,213,787          1,132,676         2,468,730          233,971,350
   Interest expense                                    --                 --                --           17,366,250
   Administrative expenses                             --                 --                --               38,459
                                              -----------        -----------      ------------       --------------

         Total deductions                       2,213,787          1,132,676         2,468,730          251,376,059
                                              -----------        -----------      ------------       --------------

Net transfers in (out)                         (3,326,023)        (4,017,925)       (2,075,594)          (3,050,124)
                                              -----------        -----------      ------------       --------------

Net increase (decrease)                        (1,746,217)         2,046,079       (12,731,128)        (551,901,026)

Net assets available for benefits:
   Beginning of year                           26,361,477         87,168,848        29,552,524        3,016,111,116
                                              -----------        -----------      ------------       --------------

   End of year                                $24,615,260        $89,214,927      $ 16,821,396       $2,464,210,090
                                              ===========        ===========      ============       ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                   APPENDIX A
                                                                                                                PAGE 4 OF 4
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED MARCH 31, 1999
---------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH       SHORT-TERM      MEDIUM-TERM         EQUITY          MANAGED
                                          COMPANIES, INC.     FIXED INCOME     FIXED INCOME        INDEX           BALANCED
                                            STOCK FUND            FUND             FUND             FUND             FUND
Additions to net assets attributed to:
   Contributions:
      Participants                        $   56,239,131       $   934,830      $ 2,369,554     $ 16,634,437      $ 1,670,801
      Employer                                 4,569,194                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------

         Total contributions                  60,808,325           934,830        2,369,554       16,634,437        1,670,801

Investment income:
   Interest                                    1,622,339         1,436,593        2,896,665        5,305,433              120
   Dividends                                  38,905,478                --               --               --               --
   Net realized and unrealized
    appreciation in fair
    value of investments                   1,048,963,294         1,148,887          114,341       45,686,098        2,004,553
                                          --------------       -----------      -----------     ------------      -----------

         Total additions                   1,150,299,436         3,520,310        5,380,560       67,625,968        3,675,474
                                          --------------       -----------      -----------     ------------      -----------

Deductions from net assets
 attributed to:
   Distributions to participants             158,224,057         7,902,458        5,951,000       23,801,297        1,289,091
   Interest expense                           20,292,030                --               --               --               --
   Administrative expenses                        30,996                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------

         Total deductions                    178,547,083         7,902,458        5,951,000       23,801,297        1,289,091
                                          --------------       -----------      -----------     ------------      -----------

Net transfers (out) in                       (13,247,324)        2,735,329       (2,413,697)      13,571,779         (144,437)
                                          --------------       -----------      -----------     ------------      -----------

Net increase (decrease)                      958,505,029        (1,646,819)      (2,984,137)      57,396,450        2,241,946

Net assets available for benefits:
   Beginning of year                       1,521,243,386        23,983,370       48,360,569      244,609,595       21,318,878
                                          --------------       -----------      -----------     ------------      -----------

   End of year                            $2,479,748,415       $22,336,551      $45,376,432     $302,006,045      $23,560,824
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                            EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND             LOAN FUND       STOCK FUND             TOTAL
Additions to net assets attributed to:
   Contributions:
      Participants                            $ 1,453,067        $        --      $        --        $   79,301,820
      Employer                                         --                 --               --             4,569,194
                                              -----------        -----------      -----------        --------------
         Total contributions                    1,453,067                 --               --            83,871,014

Investment income:
   Interest                                            --          7,388,292              118            18,649,560
   Dividends                                           --                 --          209,769            39,115,247
   Net realized and unrealized
    appreciation in fair
    value of investments                        3,289,062                 --        1,575,592         1,102,781,827
                                              -----------        -----------      -----------        --------------

         Total additions                        4,742,129          7,388,292        1,785,479         1,244,417,648
                                              -----------        -----------      -----------        --------------
Deductions from net assets
 attributed to:
   Distributions to participants                2,660,475          3,023,381        4,505,220           207,356,979
   Interest expense                                    --                 --               --            20,292,030
   Administrative expenses                             --                 --               --                30,996
                                              -----------        -----------      -----------        --------------

         Total deductions                       2,660,475          3,023,381        4,505,220           227,680,005
                                              -----------        -----------      -----------        --------------

Net transfers (out) in                          2,680,602           (408,000)      (3,298,563)             (524,311)
                                              -----------        -----------      -----------        --------------

Net increase (decrease)                         4,762,256          3,956,911       (6,018,304)        1,016,213,332

Net assets available for benefits:
   Beginning of year                           21,599,221         83,211,937       35,570,828         1,999,897,784
                                              -----------        -----------      -----------        --------------

   End of year                                $26,361,477        $87,168,848      $29,552,524        $3,016,111,116
                                              ===========        ===========      ===========        ==============